UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2005

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) and (c) Departure of Principal Officer; Appointment of Principal Officer.

On December 21, 2005, the Board of Directors of First United Corporation (the “Corporation”) appointed Carissa L. Rodeheaver as Chief Financial Officer (“CFO”) and Senior Vice President of the Corporation. Prior to this time, Robert W. Kurtz served in the dual capacity of President and CFO of the Corporation. Because of the recent growth of the Corporation and the diversification of its operations in recent years, Mr. Kurtz recommended that the Board appoint a separate CFO to oversee the financial function of the Corporation and thereby allow him to focus all of his efforts and attention on the growth, development, operations, and strategies of the Corporation and its subsidiaries, including its Maryland trust company subsidiary, First United Bank & Trust (the “Bank”).

Ms. Rodeheaver, who is 39 years old, is a Certified Public Accountant and Certified Financial Planner and has been employed by the First United organization since 1992. During this time, she has served as Trust Officer of the Bank; Assistant Vice President and Trust Sales Officer of the Bank; Trust Sales Officer of the Bank; Vice President and Trust Sales Officer of the Bank; Trust Department Sales Manager of the Bank; and, most recently, Vice President and Assistant Chief Financial Officer of the Corporation and the Bank. In addition to her service with the Corporation, Ms. Rodeheaver owns and operates Country Treasures, an unincorporated retail seller of home furnishings and décor, Rodeheaver Rentals, an unincorporated entity that owns and leases commercial and residential real property, and several residential apartments that she leases to tenants.

Remuneration paid to Ms. Rodeheaver in 2004 and 2005 for services rendered to the Corporation was $138,477 and $ 117,322, respectively. These amounts include salary, incentive pay, bonus, imputed income related to premiums paid for group life insurance, imputed income related to premiums paid for bank owned life insurance, and matching contributions to the Corporation’s 401(k) plan. In connection with her appointment as CFO, it is contemplated that Ms. Rodeheaver will receive an annual salary of $108,000 and be eligible (subject to any eligibility and vesting requirements) to participate in the executive pay for performance, life insurance, and other benefit plans generally available to executive officers of the Corporation.

Transactions between the Corporation and Ms. Rodeheaver and her related interests during the past two years other than the remuneration discussed above have been limited to loans from the Bank to her and her husband. The Bank periodically engages in banking transactions in the ordinary course of its business with executive officers of the Corporation and its subsidiaries and their related interests on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with non-affiliated persons. The Bank makes every attempt to structure these extensions of credit so that they do not involve more than the normal risk of collectability or present other unfavorable features. Loans to Ms. Rodeheaver and her husband were as follows: a $400,000 commercial mortgage loan; a $160,000 commercial mortgage loan; and a $100,000 residential mortgage loan.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 27, 2005	By:	/s/ William B. Grant
William B. Grant
Chairman and CEO